EXHIBIT (21)-1-

                     COMPANIES OWNED BY UNIMAR COMPANY


     The following is a list of companies owned, directly and indirectly, by Unimar Company, together with their respective jurisdictions of incorporation. In each case, all of the outstanding voting securities of each company listed are owned by the company indicated by indentation as its parent, except as otherwise noted.


                                                 State of
                                               Incorporation

Unimar Company (a General Partnership under The
 Texas Uniform Partnership Act)
  Unimar Financing Corporation                       Delaware
  ENSTAR Corporation.                                Delaware
       VICO 7.5, Inc.                                Delaware
      Virginia Indonesia Company                     Delaware
        Virginia Services, Inc.                      Delaware
        Virginia Services, Ltd.                Delaware
        Purchasing Services, Inc.                    Delaware
    ENSTAR Indonesia, Inc.                           Delaware
      Virginia International Company                 Delaware
        VICO Trading, Inc.                           Delaware
    ENSTAR Petroleum Ltd.                            Canada